Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
November 18, 2008
066821.0238
Noble Corporation
Noble Drilling Corporation
Noble Holding International Limited
c/o Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed with the Securities and Exchange Commission (the “Commission”) by Noble Corporation, a Cayman Islands exempted company limited by shares (“Noble”), Noble Drilling Corporation, a Delaware corporation (“Noble Drilling”), and Noble Holding International Limited, a Cayman Islands exempted company limited by shares (“NHIL” and together with Noble and Noble Drilling, the “Issuers” and individually, an “Issuer”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) unsecured senior debt securities of Noble and unsecured subordinated debt securities of Noble (collectively, the “Noble Debt Securities”); (ii) depositary shares representing preferred shares of Noble (the “Depositary Shares”) and evidenced by depositary receipts (the “Depositary Receipts”); (iii) unsecured senior debt securities of Noble Drilling and unsecured subordinated debt securities of Noble Drilling (collectively, the “Noble Drilling Debt Securities”); and (iv) unsecured senior debt securities of NHIL and unsecured subordinated debt securities of NHIL (collectively, the “NHIL Debt Securities,” and together with the Noble Debt Securities and the Noble Drilling Debt Securities, the “Debt Securities”), certain legal matters in connection with the Debt Securities and Depositary Shares are being passed upon for you by us.
     The Debt Securities and the Depositary Shares are collectively referred to herein as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.
     The opinions set forth herein relate only to the Securities. Maples and Calder, Cayman Islands counsel to the Company, has delivered its opinion relating to the ordinary shares, preferred shares, including shares represented by the Depositary Shares, and warrants covered by the Registration Statement, as well as certain other matters under Cayman Islands law relating to the securities registered under the Registration Statement. The opinion letter of Maples and Calder will be filed as Exhibit 5.2 to the Registration Statement.
     Each series of Debt Securities may be issued pursuant to an indenture to be entered into between an Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (each an “Indenture,” and collectively, the “Indentures”), as each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

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     In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and each form of Indenture filed as an exhibit to the Registration Statement, including each form of Debt Security filed as an exhibit to the Registration Statement. We have also examined originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to such opinions, we have relied upon certificates or comparable documents of public officials and of officers and representatives of one or more of the Issuers. In connection with such opinions, we have assumed that:
a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

b)	a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

c)	all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

d)	the Board of Directors of each of the Issuers, or, to the extent permitted by the laws of the Cayman Islands or Delaware, as applicable, and the articles of association, memorandum of association or other organizational documents, as the case may be, of the Issuers, a duly constituted and acting committee thereof (such Board of Directors or committee of the applicable Issuer being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Debt Securities to be issued by such Issuer and any other Debt Securities to be issued by such Issuer, issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Debt Securities and related matters;

e)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the relevant Issuer and the other parties thereto (the “Underwriting Agreement”);

f)	any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

g)	all Securities, and any certificates or Depositary Receipts in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Underwriting Agreement approved by the Board upon payment of the consideration therefor provided

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for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

h)	in the case of Debt Securities of any series issuable by an Issuer under an Indenture:
•	the Indenture will have been duly executed and delivered by the Issuer and the trustee thereunder;

•	in accordance with the terms of the Indenture, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

•	the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Debt Securities, complying with the terms of the Indenture and evidencing such Debt Securities, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; and
i)	in the case of Depositary Shares and the related Depositary Receipts, the Board of Noble will have taken all necessary corporate action to establish the terms of the Depositary Shares and to authorize the issuance of the Depositary Receipts and any other Depositary Receipts issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Depositary Receipts and related matters; with respect to the preferred shares of Noble underlying such Depositary Shares (the “Preferred Shares”), all necessary actions to approve, designate, establish the terms and authorize the issuance of the series of Preferred Shares will have been taken and such terms will not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over Noble; a depositary agreement (the “Depositary Agreement”) relating to the Depositary Shares and the related Depositary Receipts will have been duly and properly authorized and validly executed and delivered by Noble and a bank or trust company to be selected by Noble as depositary (the “Depositary”), and such Depositary Agreement and such Depositary Receipts will not include any provision that is unenforceable; the Preferred Shares underlying such Depositary Shares will have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and deposited with the Depositary under the applicable Depositary Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered against the deposit of such Preferred Shares in accordance with the Depositary Agreement;
     Based upon and subject to the foregoing, we are of the opinion that:

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1.	The Debt Securities of each series will, when issued, constitute legal, valid and binding obligations of the Issuer of such series, enforceable against such Issuer in accordance with their respective terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.	The Depositary Agreement will constitute a legal, valid and binding agreement of Noble, enforceable against Noble in accordance with its terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.	The Depositary Shares will represent valid interests in the Preferred Shares represented by such Depositary Shares and will entitle the holders thereof to the rights specified in the Depositary Receipts evidencing the Depositary Shares and in the related Depositary Agreement.
     The opinions set forth above are limited in all respects to matters of the law of the State of New York and applicable United States federal law. We have relied as to matters of Cayman Islands law upon the opinion of Maples and Calder to be filed as Exhibit 5.2 to the Registration Statement.
     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Baker Botts L.L.P.